EXHIBIT 99

MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, MI 49525

Telephone: (616) 776-2600
Facsimile: (616) 776-2776
www.meritagehospitality.com

FOR IMMEDIATE RELEASE
CONTACT:
James R. Saalfeld, Vice President
Meritage Hospitality Group Inc.
616/776-2600

MERITAGE TO EXPLORE GOING-PRIVATE ALTERNATIVES

        GRAND RAPIDS, Michigan, June 29, 2005. Meritage Hospitality Group Inc. (AMEX: MHG), the nation’s only publicly traded Wendy’s franchisee and O’Charley’s franchisee, today announced that its Board of Directors appointed a Special Committee of independent directors to evaluate the plausibility of going-private alternatives that would be aimed at enhancing long-term shareholder value in the Company. Members of the Special Committee include Board members James P. Bishop, Duane Kluting and Brian N. McMahon.

        Meritage’s Board believes that the Company’s current stock price is not representative of the underlying value and earnings potential. The Special Committee will explore whether a going-private transaction, resulting in the Company no longer filing reports under the Securities Exchange Act of 1934 or being listed on the American Stock Exchange, could maximize shareholder value. This move would allow Meritage to avoid the extensive Sarbanes-Oxley Act costs that the Company believes will disproportionately affect smaller publicly traded companies once the Act is fully implemented. As part of its evaluation, the Special Committee will explore maintaining a market in the Company’s common shares by re-listing the shares on a quotation service that does not require issuers to be registered with the SEC such as the Pink Sheets. There can be no assurance that the Special Committee’s work will result in a going-private or any other transaction.

        Meritage is one of the nation’s premier franchise operators currently operating 51 restaurants. The Company operates 48 “Wendy’s Old Fashioned Hamburgers” restaurants throughout Western and Southern Michigan, serving more than nine million customers annually. Meritage has been one of the fastest growing Wendy’s franchisees within the Wendy’s franchise system over the past several years. Meritage is also the nation’s first O’Charley’s franchisee with three O’Charley’s restaurants in operation and two restaurants scheduled to open later this year. Meritage holds the right to develop O’Charley’s restaurants throughout Michigan.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

        Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “believes,” “should,” and similar expressions, and by the context in which they are used. Such statements are based only upon current expectations of the Company. Any forward-looking statement speaks only as of the date made. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Meritage undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

        Statements concerning expected financial performance, business strategies and action which Meritage intends to pursue to achieve its strategic objectives, constitute forward-looking information. Implementation of these strategies and achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors, which could cause actual performance to differ materially from the forward-looking statements. These include, without limitation: competition; changes in the national or local economy; changes in consumer tastes and eating habits; concerns about the nutritional quality of our restaurant menu items; concerns about consumption of beef or other menu items due to diseases including E. coli, hepatitis, and mad cow; promotions and price discounting by competitors; severe weather; changes in travel patterns; road construction; demographic trends; the cost of food, labor and energy; the availability and cost of suitable restaurant sites; delays in scheduled restaurant openings; the ability to finance expansion; interest rates; insurance costs; the availability of adequate managers and hourly-paid employees; directives issued by the franchisor regarding operations and menu pricing; the general reputation of Meritage’s and its franchisors’ restaurants; legal claims; and the recurring need for renovation and capital improvements. In addition, Meritage’s expansion into the casual dining restaurant segment as a franchisee of O’Charley’s subjects Meritage to additional risks including, without limitation, unanticipated expenses or difficulties in securing market acceptance of the O’Charley’s restaurant brand, the ability of our management and infrastructure to successfully implement the O’Charley’s development plan in Michigan, and our limited experience in the casual dining segment. Also, Meritage is subject to extensive government regulations relating to, among other things, zoning, public health, sanitation, alcoholic beverage control, environment, food preparation, minimum and overtime wages and tips, employment of minors, citizenship requirements, working conditions, and the operation of its restaurants. Because Meritage’s operations are concentrated in certain areas of Michigan, a marked decline in Michigan’s economy, or in the local economies where our restaurants are located, could adversely affect our operations.